Exhibit 99

Humana Reports Third Quarter Financial Results, Provides 2010 Financial Guidance

  Reaffirms 2009 EPS guidance of approximately $6.15
  2009 YTD cash flows from operations of over $1.1 billion
  Medicare operations continue to perform well
  TRICARE contract protest upheld by GAO
  Commercial results continue to be impacted by general economy

LOUISVILLE, Ky.--(BUSINESS WIRE)--November 2, 2009--Humana Inc. (NYSE: HUM) today reported diluted earnings per common share (EPS) for the quarter ended September 30, 2009 (3Q09) of $1.78, consistent with management’s guidance of $1.75 to $1.80. The company earned $1.09 per share for the quarter ended September 30, 2008 (3Q08) which reflected $0.40 per share in realized losses primarily associated with other-than-temporary impairments in investments and sales of distressed financial institution securities. The 3Q08 results also included high stand-alone Prescription Drug Plan (PDP) claim expenses.

For the nine months ended September 30, 2009 (YTD09) the company reported $4.67 in EPS compared to $2.79 in EPS for the nine months ended September 30, 2008 (YTD08). The YTD08 results reflected both high stand-alone PDP claim expenses and lower investment income primarily due to significant realized losses on investments.

“Our results this quarter reflect continued solid performance in our Government businesses, offsetting continuing challenges in our Commercial Segment,” said Michael B. McCallister, president and chief executive officer of Humana. “We continue to anticipate consolidated results in line with our previous expectations and thus are reaffirming our 2009 EPS guidance.”

The company anticipates EPS of approximately $6.15 for the year ending December 31, 2009 (FY09). Looking ahead to the year ending December 31, 2010 (FY10), the company projects EPS to be in the range of $5.05 to $5.25. The 2010 estimate includes military services EPS between breakeven and $0.10 per share (including the impact of asset write-downs and other charges) and excludes any potential impact from pending health legislation or regulatory reform.

"Looking to 2010, we're forecasting substantial net-new Medicare Advantage member growth, attributable to both large-group and individual customers," McCallister said. "In addition, as we've said in the past, we target an overall Medicare pretax operating margin of approximately 5 percent, which next year will include a significant increase in group membership, a traditionally lower margin business, a moderating margin for our stand-alone PDPs, and an individual Medicare margin that approximates the overall target. We also anticipate stabilizing our Commercial operating results with administrative cost reductions and continuation of pricing actions."

TRICARE Update

As previously disclosed, on July 22, 2009, Humana Military Healthcare Services (HMHS), a wholly owned subsidiary of the company, filed a protest with the Government Accountability Office (GAO) in connection with the award of the third generation TRICARE program contract for the South Region to another contractor. In its protest, Humana cited discrepancies between the award criteria and procedures prescribed in the request for proposals issued by the Department of Defense (DoD) and those that appear to have been used by the DoD in making its contractor selection. On October 28, 2009, the company learned that the GAO had upheld HMHS’ protest. Humana anticipates the GAO will publicly release a detailed version of its protest decision expeditiously to include the grounds for the decision and the nature of relief recommended by the GAO to the DoD. At this time, Humana is not able to determine what actions the DoD will take in response to recommendations by the GAO, nor can it determine whether or not the protest decision by the GAO will have any effect upon the ultimate disposition of the contract award, and therefore whether or not the protest decision is material.

Consolidated Highlights

Revenues – 3Q09 consolidated revenues rose 8 percent to $7.72 billion from $7.15 billion in 3Q08, with total premium and administrative services fees up 7 percent compared to the prior year’s quarter. The increase in premiums and administrative services fees primarily reflects an increase in both average Medicare Advantage membership and per-member premiums for these products.

Consolidated revenues for YTD09 rose 9 percent to $23.33 billion from $21.46 billion for YTD08 with total premiums and administrative services fees up 8 percent compared to the prior year’s period, also driven primarily by the increases in average Medicare Advantage enrollment and per-member premiums.

Benefit expenses – The 3Q09 consolidated benefit ratio (benefit expenses as a percent of premium revenues) of 82.1 percent decreased from 83.1 percent for the prior year’s quarter, as expected. This 100 basis point decrease was primarily driven by a decrease of 220 basis points in the Government Segment, partially offset by a 250 basis point increase in the Commercial Segment benefit ratio.

The consolidated benefit ratio for YTD09 of 83.1 percent was 180 basis points lower than the YTD08 consolidated benefit ratio of 84.9 percent, reflecting a 250 basis point decrease in the Government Segment’s benefit ratio year over year while the Commercial Segment’s benefit ratio was unchanged YTD09 compared to YTD08.

Selling, general, & administrative (SG&A) expenses – The 3Q09 consolidated SG&A expense ratio (SG&A expenses as a percent of premiums, administrative services fees and other revenue) of 13.7 percent remained unchanged from 3Q08. The YTD09 consolidated SG&A expense ratio of 13.5 percent increased 10 basis points from the YTD08 ratio of 13.4 percent.

Government Segment Results

Pretax results:

  Government segment pretax income of $474.5 million in 3Q09 compares to $271.7 million in 3Q08. This increase was primarily driven by lower PDP claim expenses, an 11 percent increase in average Medicare Advantage membership, the implementation of member premiums for most of the company’s Medicare Advantage products, and higher investment income.

Enrollment:

  Medicare Advantage membership grew to 1,514,800 at September 30, 2009, an increase of 146,800 members, or 11 percent, from September 30, 2008, and up 78,900, or 5 percent, versus December 31, 2008. As of September 30, 2009, approximately 62 percent of the company’s Medicare Advantage members were in network-based products versus 49 percent at September 30, 2008 and 51 percent at December 31, 2008.
  Membership in the company’s stand-alone PDPs totaled 1,960,400 at September 30, 2009 compared to 3,089,000 at September 30, 2008 and 3,066,600 at December 31, 2008. Both the year-over-year and year-to-date membership declines resulted primarily from attrition associated with low-income seniors opting to join competitor plans with lower or no member premiums as well as stand-alone PDP members choosing Medicare Advantage plans. For 2009, the company realigned its stand-alone PDP premium and benefit designs to correspond with its prescription drug claims experience.
  Military services membership at September 30, 2009 of 3,015,100 was up approximately 2 percent from 2,953,900 at September 30, 2008 and 2,964,700 at December 31, 2008.

Premiums and administrative services fees:

  Medicare Advantage premiums of $4.14 billion in 3Q09 increased 18 percent compared to $3.50 billion in 3Q08, primarily the combined result of an 11 percent increase in average Medicare Advantage membership and the introduction of member premiums for most of the company’s Medicare Advantage products.

  Medicare stand-alone PDP premiums of $578.1 million in 3Q09 decreased 26 percent compared to $782.9 million in 3Q08, reflecting a 36 percent decline in average membership year over year primarily due to members choosing competitor offerings given the premium and benefit design changes discussed above.
  Military services premiums and administrative services fees during 3Q09 increased $30.7 million, or 4 percent, to $818.8 million compared to $788.1 million in 3Q08.

Benefit Expenses:

  The Government Segment benefit ratio decreased 220 basis points to 81.9 percent in 3Q09 compared to 84.1 percent in the prior year’s quarter, primarily driven by a 340 basis point decline in the Medicare benefit ratio with decreases in both the Medicare Advantage and stand-alone PDP benefit ratios.

SG&A Expenses:

  The Government Segment’s SG&A expense ratio of 10.2% remained unchanged from 3Q08.

Commercial Segment Results

Pretax results:

  The Commercial Segment had a pretax loss of $5.2 million in 3Q09 compared to pretax income of $11.2 million in 3Q08 primarily driven by higher benefit expenses as a percent of premiums and lower average medical membership, partially offset by higher investment income.

Enrollment:

  Commercial Segment medical membership declined to 3,426,900 at September 30, 2009, a decrease of 127,100, or 4 percent, from 3,554,000 at September 30, 2008 and a decline of 193,900, or 5 percent, from 3,620,800 at December 31, 2008. The decline during 2009 primarily reflected the impact of the economic recession and increased unemployment across various of the company’s fully-insured group medical lines of business as well as the loss of two large ASO accounts totaling approximately 95,400 members on January 1, 2009.
  The company’s individual product line has continued to grow steadily, with membership of 358,800, up 13 percent at September 30, 2009 compared to 316,800 at September 30, 2008 and up 10 percent from 325,100 at December 31, 2008.
  Membership in Commercial Segment specialty products (a) of 7,262,900 at September 30, 2009 increased 8 percent from 6,727,400 at September 30, 2008 and 7 percent from 6,817,000 at December 31, 2008.

Premiums and administrative services fees:

  Premiums and administrative services fees for the Commercial Segment decreased 1 percent to $1.87 billion in 3Q09 compared to $1.88 billion in the prior year’s quarter, reflecting a 4 percent decline in average medical membership year over year.
  Commercial Segment medical premiums for fully-insured group accounts increased approximately 5 percent on a per-member basis during 3Q09 compared to 3Q08.

Benefit Expenses:

  In 3Q09, the Commercial Segment benefits ratio of 82.7 percent increased 250 basis points versus the 3Q08 benefit ratio of 80.2 percent, as an increase in per-member premiums was more than offset by higher utilization primarily associated with the general economy (aging of small group membership, higher utilization prior to termination, and increased COBRA participation) as well as the impact of the H1N1 virus.

SG&A Expenses:

  The Commercial Segment SG&A expense ratio of 24.0 percent for 3Q09 compares to 23.0 percent in 3Q08, primarily driven by increases in certain of the segment’s businesses that carry a higher administrative expense load such as mail-order pharmacy and individual medical products.

Balance Sheet

  At September 30, 2009, the company had cash, cash equivalents, and investment securities of $8.67 billion, up 17 percent from $7.41 billion in such assets at June 30, 2009.
  Debt-to-total capitalization at September 30, 2009 was 23.2 percent, down 180 basis points from 25.0 percent at June 30, 2009 due primarily to the favorable operating results during 3Q09.

Cash Flows from Operations

Cash flows provided by operations for 3Q09 of $940.1 million compared to cash flows provided by operations of $577.3 million in 3Q08 with the increase primarily due to higher net income as well as the positive impact of changes in working capital accounts.

Share Repurchase Program

In the third quarter of 2008, the company’s Board of Directors authorized the repurchase of up to $250 million of the company’s common shares exclusive of shares repurchased in connection with employee stock plans. Due to volatility in the financial markets, the company has not repurchased any shares under the third quarter 2008 authorization. The share repurchase program expires on December 31, 2009.

Footnote

(a) The Commercial Segment provides a full range of insured specialty products including dental, vision and other supplemental products. Members included in these products may not be unique to each product since members have the ability to enroll in multiple products. Other supplemental benefits include life, disability, and fixed benefit products including cancer and critical illness policies.

Conference Call & Virtual Slide Presentation

Humana will host a conference call, as well as a virtual slide presentation, at 9:00 a.m. eastern time today to discuss its financial results for the quarter and the company’s expectations for future earnings. A live virtual presentation (audio with slides) may be accessed via Humana’s Investor Relations page at www.humana.com. The company suggests web participants sign on at least 15 minutes in advance of the call. The company also suggests web participants visit the site well in advance of the call to run a system test and to download any free software needed to view the presentation.

All parties interested in the audio-only portion of the conference call are invited to dial 888-625-7430. No password is required. The company suggests participants dial in at least ten minutes in advance of the call. For those unable to participate in the live event, the virtual presentation archive may be accessed via the Historical Webcasts & Presentations section of the Investor Relations page at www.humana.com.

Cautionary Statement

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in investor presentations, press releases, Securities and Exchange Commission (SEC) filings, and in oral statements made by or with the approval of one of our executive officers, the words or phrases like “expects,” “anticipates,” “believes,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of our SEC filings, a summary of which includes but is not limited to the following:

  If Humana does not design and price its products properly and competitively, if the premiums Humana charges are insufficient to cover the cost of health care services delivered to its members, or if its estimates of benefits payable or future policy benefits payable based upon its estimates of future benefit claims are inadequate, Humana’s profitability could be materially adversely affected. Humana estimates the costs of its benefit expense payments, and designs and prices its products accordingly, using actuarial methods and assumptions based upon, among other relevant factors, claim payment patterns, medical cost inflation, and historical developments such as claim inventory levels and claim receipt patterns. These estimates, however, involve extensive judgment, and have considerable inherent variability that is extremely sensitive to payment patterns and changes in medical cost trends.
  If Humana fails to effectively implement its operational and strategic initiatives, including its Medicare initiatives, the company’s business could be materially adversely affected.
  If Humana fails to properly maintain the integrity of its data, to strategically implement new information systems, or to protect Humana’s proprietary rights to its systems, the company’s business could be materially adversely affected.
  Humana is involved in various legal actions, which, if resolved unfavorably to Humana, could result in substantial monetary damages. Increased litigation and negative publicity could increase the company’s cost of doing business.
  Humana's business activities are subject to substantial government regulation. New laws or regulations, or changes in existing laws or regulations or their enforcement, could increase the company's cost of doing business and could materially affect its business, profitability and financial condition. In addition, as a government contractor, the comapny is exposed to additional risks that could adversely affect its business or its willingness to participate in government health care programs.

  Any failure to manage administrative costs could hamper Humana’s profitability.
  Any failure by Humana to manage acquisitions and other significant transactions successfully could have a material adverse effect on its financial results, business and prospects.
  If Humana fails to develop and maintain satisfactory relationships with the providers of care to its members, the company’s business could be adversely affected.
  Humana’s mail order pharmacy business is highly competitive and subjects it to regulations in addition to those the company faces with its core health benefits businesses.
  Humana’s ability to obtain funds from its subsidiaries is restricted.
  Downgrades in Humana’s debt ratings, should they occur, may adversely affect its business, results of operations and financial condition.
  Changes in economic conditions could adversely affect Humana’s business and results of operations.
  The securities and credit markets may experience volatility and disruption, which could adversely affect the company’s business.
  Given the current economic climate, Humana’s stock and the stock of other companies in the insurance industry may be increasingly subject to stock price and trading volume volatility.

In making forward-looking statements, Humana is not undertaking to address or update them in future filings or communications regarding its business or results. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed herein may or may not occur. There also may be other risks that we are unable to predict at this time. Any of these risks and uncertainties may cause actual results to differ materially from the results discussed in the forward-looking statements.

Humana advises investors to read the following documents as filed by the company with the SEC for further discussion both of the risks it faces and its historical performance:

  Form 10-K for the year ended December 31, 2008;
  Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009;
  Form 8-Ks filed during 2009.

About Humana

Humana Inc., headquartered in Louisville, Kentucky, is one of the nation’s largest publicly traded health and supplemental benefits companies, with approximately 10.3 million medical members and approximately 7.3 million specialty-benefit members. Humana is a full-service benefits solutions company, offering a wide array of health and supplemental benefit plans for employer groups, government programs and individuals.

Over its 48-year history, Humana has consistently seized opportunities to meet changing customer needs. Today, the company is a leader in consumer engagement, providing guidance that leads to lower costs and a better health plan experience throughout its diversified customer portfolio.

More information regarding Humana is available to investors via the Investor Relations page of the company’s web site at www.humana.com, including copies of:

  Annual reports to stockholders;
  Securities and Exchange Commission filings;
  Most recent investor conference presentations;
  Quarterly earnings news releases;
  Replays of most recent earnings release conference calls;
  Calendar of events (including upcoming earnings conference call dates and times, as well as planned interaction with research analysts and institutional investors);
  Corporate Governance information.

Humana Inc. – Earnings Guidance Points as of November 2, 2009

(in accordance with	For the year ending December 31, 2009	For the year ending December 31, 2010	Comments
Generally Accepted
Accounting
Principles (GAAP))
Diluted earnings per	Full year 2009: approximately $6.15	Full year 2010: $5.05 to $5.25	EPS estimates for 2009 and 2010 exclude
common share (EPS)			impact of potential future share
repurchases
2010 estimate includes military services
EPS between breakeven and $0.10 per
share and excludes any potential impact
from pending health insurance
legislation or regulatory reform
Revenues	Consolidated revenues: approximately $31	Consolidated revenues: $32 billion to $34
	billion	billion

	Premiums and ASO fees:	Premiums and ASO fees:
	Medicare Advantage: $16.4 billion to	Medicare Advantage: $18 billion to $19
	$16.5 billion	billion
	Medicare stand-alone PDPs:	Medicare stand-alone PDPs:
	approximately $2.4 billion	$2.8 billion to $2.9 billion
	Military services: $3.5 billion to $3.6	Military services: $2.9 billion to $3.0	2010 Military Services assumes a 10/01/10
	billion;	billion;	transition date for TRICARE contract
	Commercial Segment: approximately	Commercial Segment: $7.4 billion to $7.6
	$7.5 billion	billion

	Consolidated investment income: $290	Consolidated investment income: $320
	million to $300 million	million to $335 million

	Consolidated other revenue: approximately	Consolidated other revenue: $265 million to
	$245 million	$275 million
Ending medical	Medicare Advantage: up approximately	Medicare Advantage: up 180,000 to 240,000	Includes fully-insured group and individual
membership	65,000 from prior year	from prior year	Medicare Advantage members and
approximately 29,000 ASO group Medicare
Advantage Members in 2010.

	Medicare stand-alone PDPs: down 1.15	Medicare stand-alone PDPs: up 150,000 to	2010 includes approximately 131,000 low-
	million from prior year	200,000 from prior year	income members associated with a CMS
demonstration project.

	Military services: no material change	Military services: down approximately 3	Fully-insured and ASO combined; assumes
	from prior year	million from prior year	10/1/10 transition for TRICARE contract

	Medicaid: down approximately 72,000 from	Medicaid: no material change from prior year	2009 expected decline in Medicaid
	prior year		membership relates to a contract assumed
in connection with the FY08 Cariten
Healthcare acquisition that terminated
effective December 31, 2008.

	Commercial: down approximately 200,000	Commercial: down 135,000 to 145,000 from	Fully-insured and ASO combined
	from prior year	prior year
Benefit ratios and	Government Segment benefit ratio in the	Government Segment benefit ratio in the	Medicare, Medicaid, and Military Services
benefit expense trend	range of 83.5% to 84.0%	range of 85% to 86%	combined
components
	Medicare benefit ratio in the range of	Medicare benefit ratio in the range of 84%	Medicare Advantage and Stand-Alone PDP
	82.0% to 83.0%	to 85%	combined

	Commercial Segment benefit ratio in the	Commercial Segment benefit ratio in the	Medical and Specialty combined
	range of 80% to 81%	range of 79% to 81%

	Commercial group fully insured secular	Commercial group fully insured secular	Commercial group fully insured secular trends
	benefit expense trend components:	benefit expense trend components:	of approximately 7% for 2009 and 8% for
	inpatient hospital utilization – relatively	inpatient hospital utilization – low single	2010 represent the underlying percentage
	flat; inpatient and outpatient hospital	digits; inpatient and outpatient hospital	change in total medical expenses which
	rates – mid to upper single digits;	rates – upper single digits; outpatient	excludes the impact of benefit changes and
	outpatient hospital utilization – mid	hospital utilization – mid single digits;	business, product, and demographic mix.
	single digits; physician – mid single	physician – mid single digits; pharmacy –
	digits; pharmacy – mid single digits	mid single digits

Selling, general &	13.5% to 14.0%	13% to 14%	SG&A expenses as a percent of premiums,
administrative			administrative services fees, and other
expense ratio			revenue

2010 estimate includes approximately $100
million in administrative cost reductions
Depreciation &	$240 million to $245 million	$260 million to $265 million
amortization
Interest expense	$105 million to $110 million	$105 million to $110 million
Government Segment	Medicare operating margin: approximately 6.5%	Medicare operating margin: approximately 5.0%	Medicare Advantage & stand-alone PDP combined
operating results
(Line-of-business-level	Military services: operating earnings of	Military services: operating earnings of	2010 military services earnings include the
results exclude the	approximately $110 million to $115 million	breakeven to $25 million	anticipated impact of the write-down of
impact of investment			goodwill and other charges related to the
income and interest			termination of the South Region contract
expense)			of $50 million to $75 million
Commercial Segment	Approximately $120 million	$125 million to $175 million	Segment-level results include the impact of
pretax earnings			investment income and interest expense
Cash flows from	$1.3 billion to $1.5 billion	$1.1 billion to $1.3 billion
operations
Capital expenditures	Approximately $175 million	Approximately $200 million
Effective tax rate	Approximately 35%	Approximately 36%
Shares used in	Approximately 169 million	Approximately 170 million	Excludes impact of potential future share
computing full-year			repurchases
EPS

Humana Inc.
Statistical Schedules
And
Supplementary Information
3Q09 Earnings Release

S-1

Humana Inc.
Statistical Schedules and Supplementary Information
3Q09 Earnings Release

Contents

Page	Description

S-3-4	Consolidated Statements of Income
S-5	Consolidated Balance Sheets
S-6-7	Consolidated Statements of Cash Flows
S-8	Key Income Statement Ratios and Segment Operating Results
S-9	Membership Detail
S-10-11	Premiums and Administrative Services Fees Detail
S-12	Percentage of Ending Membership under Capitation Arrangements
S-13	Investments
S-14-16	Benefits Payable
S-17	Footnotes

S-2

Humana Inc.
Consolidated Statements of Income
In thousands, except per common share results

	Three Months Ended September 30,
			Dollar	Percentage
	2009	2008	Change	Change
Revenues:
Premiums	$7,444,122	$6,991,569	$452,553	6.5%
Administrative services fees	133,732	114,401	19,331	16.9%
Investment income (loss)	74,861	(16,773)	91,634	546.3%
Other revenue	64,104	58,973	5,131	8.7%
Total revenues	7,716,819	7,148,170	568,649	8.0%
Operating expenses:
Benefits	6,111,351	5,810,613	300,738	5.2%
Selling, general and administrative	1,047,773	979,223	68,550	7.0%
Depreciation	52,897	46,371	6,526	14.1%
Other intangible amortization	9,191	9,755	(564)	-5.8%
Total operating expenses	7,221,212	6,845,962	375,250	5.5%
Income from operations	495,607	302,208	193,399	64.0%
Interest expense	26,259	19,348	6,911	35.7%
Income before income taxes	469,348	282,860	186,488	65.9%
Provision for income taxes	167,829	99,852	67,977	68.1%
Net income	$301,519	$183,008	$118,511	64.8%

Basic earnings per common share	$1.80	$1.10	$0.70	63.6%
Diluted earnings per common share	$1.78	$1.09	$0.69	63.3%

Shares used in computing basic earnings per common share	167,404	166,647
Shares used in computing diluted earnings per common share	169,246	168,578

S-3

Humana Inc.
Consolidated Statements of Income
In thousands, except per common share results

	Nine Months Ended September 30,
			Dollar	Percentage
	2009	2008	Change	Change
Revenues:
Premiums	$22,557,943	$20,810,922	$1,747,021	8.4%
Administrative services fees	368,308	339,344	28,964	8.5%
Investment income	219,745	154,007	65,738	42.7%
Other revenue	181,373	154,463	26,910	17.4%
Total revenues	23,327,369	21,458,736	1,868,633	8.7%
Operating expenses:
Benefits	18,748,206	17,667,129	1,081,077	6.1%
Selling, general and administrative	3,115,918	2,845,709	270,209	9.5%
Depreciation	152,250	133,469	18,781	14.1%
Other intangible amortization	28,330	27,073	1,257	4.6%
Total operating expenses	22,044,704	20,673,380	1,371,324	6.6%
Income from operations	1,282,665	785,356	497,309	63.3%
Interest expense	79,605	53,554	26,051	48.6%
Income before income taxes	1,203,060	731,802	471,258	64.4%
Provision for income taxes	414,044	258,728	155,316	60.0%
Net income	$789,016	$473,074	$315,942	66.8%

Basic earnings per common share	$4.72	$2.83	$1.89	66.8%
Diluted earnings per common share	$4.67	$2.79	$1.88	67.4%

Shares used in computing basic earnings per common share	167,250	167,328
Shares used in computing diluted earnings per common share	168,858	169,392

S-4

Humana Inc.
Consolidated Balance Sheets
Dollars in thousands, except share amounts

	September 30,	June 30,	December 31,	Sequential Change
	2009	2009	2008	Dollar	Percent
Assets
Current assets:
Cash and cash equivalents	$1,452,006	$1,585,109	$1,970,423
Investment securities	5,899,385	4,583,423	4,203,538
Receivables, net:
Premiums	765,039	1,265,986	777,672
Administrative services fees	11,489	10,928	12,010
Securities lending invested collateral	176,692	270,120	402,399
Other	936,217	1,056,798	1,030,000
Total current assets	9,240,828	8,772,364	8,396,042	$468,464	5.3%
Property and equipment, net	679,010	691,414	711,492
Other assets:
Long-term investment securities	1,319,319	1,240,197	1,011,904
Goodwill	1,992,924	1,992,924	1,963,111
Other	969,706	987,490	959,211
Total other assets	4,281,949	4,220,611	3,934,226
Total assets	$14,201,787	$13,684,389	$13,041,760	$517,398	3.8%

Liabilities and Stockholders' Equity
Current liabilities:
Benefits payable	$3,365,481	$3,411,197	$3,205,579
Trade accounts payable and accrued expenses	1,532,810	1,351,689	1,077,027
Book overdraft	199,384	153,853	224,542
Securities lending payable	189,774	305,008	438,699
Unearned revenues	219,789	244,855	238,098
Total current liabilities	5,507,238	5,466,602	5,183,945	$40,636	0.7%
Long-term debt	1,680,424	1,682,654	1,937,032
Future policy benefits payable	1,171,904	1,154,317	1,164,758
Other long-term liabilities	294,018	322,538	298,835
Total liabilities	8,653,584	8,626,111	8,584,570	$27,473	0.3%
Commitments and contingencies
Stockholders' equity:
Preferred stock, $1 par; 10,000,000 shares authorized, none issued	-	-	-
Common stock, $0.16 2/3 par; 300,000,000 shares authorized; 189,102,289 issued at September 30, 2009	31,517	31,478	31,309
Capital in excess of par value	1,625,525	1,604,979	1,574,245
Retained earnings	4,178,952	3,877,433	3,389,936
Accumulated other comprehensive income (loss)	83,536	(86,556)	(175,243)
Treasury stock, at cost, 19,269,815 shares at September 30, 2009	(371,327)	(369,056)	(363,057)
Total stockholders' equity	5,548,203	5,058,278	4,457,190	$489,925	9.7%
Total liabilities and stockholders' equity	$14,201,787	$13,684,389	$13,041,760	$517,398	3.8%

Debt-to-total capitalization ratio	23.2%	25.0%	30.3%

S-5

Humana Inc.
Consolidated Statements of Cash Flows
Dollars in thousands

	Three Months Ended September 30,
			Dollar	Percentage
	2009	2008	Change	Change
Cash flows from operating activities
Net income	$301,519	$183,008
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	62,088	56,126
Net realized capital (gains) losses	(4,184)	92,285
Stock-based compensation	15,796	14,670
Provision (benefit) for deferred income taxes	12,072	(31,983)
Changes in operating assets and liabilities excluding the effects of acquisitions:
Receivables	500,386	290,065
Other assets	30,545	28,280
Benefits payable	(45,716)	(43,830)
Other liabilities	87,766	(19,893)
Unearned revenues	(25,066)	3,359
Other	4,905	5,188
Net cash provided by operating activities	940,111	577,275	$362,836	62.9%

Cash flows from investing activities
Acquisitions, net of cash acquired	(69)	3,746
Purchases of property and equipment	(39,533)	(67,500)
Purchases of investment securities	(2,451,044)	(1,557,997)
Proceeds from maturities of investment securities	197,796	144,216
Proceeds from sales of investment securities	1,152,495	1,462,238
Change in securities lending collateral	115,234	264,795
Net cash (used in) provided by investing activities	(1,025,121)	249,498	($1,274,619)	-510.9%

Cash flows from financing activities
Receipts from CMS contract deposits	499,987	585,551
Withdrawals from CMS contract deposits	(481,123)	(728,707)
Debt issue costs	-	(1,182)
Change in book overdraft	45,531	(40,285)
Change in securities lending payable	(115,234)	(264,795)
Common stock repurchases	(2,271)	(11,106)
Excess tax benefit from stock-based compensation	1,473	450
Proceeds from stock option exercises and other	3,544	1,559
Net cash used in financing activities	(48,093)	(458,515)	$410,422	89.5%

(Decrease)/increase in cash and cash equivalents	(133,103)	368,258
Cash and cash equivalents at beginning of period	1,585,109	1,174,642

Cash and cash equivalents at end of period	$1,452,006	$1,542,900

S-6

Humana Inc.
Consolidated Statements of Cash Flows
Dollars in thousands

	Nine Months Ended September 30,
			Dollar	Percentage
	2009	2008	Change	Change
Cash flows from operating activities
Net income	$789,016	$473,074
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	180,580	160,542
Net realized capital (gains) losses	(13,734)	73,436
Stock-based compensation	48,818	41,835
Benefit for deferred income taxes	(22,753)	(21,411)
Changes in operating assets and liabilities excluding the effects of acquisitions:
Receivables	6,247	(93,320)
Other assets	11,718	(166,931)
Benefits payable	159,902	337,632
Other liabilities	(10,681)	(124,368)
Unearned revenues	(18,309)	(9,098)
Other	16,687	14,346
Net cash provided by operating activities	1,147,491	685,737	$461,754	67.3%

Cash flows from investing activities
Acquisitions, net of cash acquired	(12,436)	(262,347)
Purchases of property and equipment	(122,135)	(179,545)
Purchases of investment securities	(5,290,819)	(5,082,141)
Proceeds from maturities of investment securities	802,331	418,563
Proceeds from sales of investment securities	2,903,936	4,111,640
Change in securities lending collateral	248,925	801,518
Net cash used in investing activities	(1,470,198)	(192,312)	($1,277,886)	-664.5%

Cash flows from financing activities
Receipts from CMS contract deposits	1,534,629	1,774,381
Withdrawals from CMS contract deposits	(1,204,536)	(1,807,952)
Borrowings under credit agreement	-	425,000
Repayments under credit agreement	(250,000)	(1,225,000)
Proceeds from issuance of senior notes	-	749,247
Debt issue costs	-	(6,662)
Change in book overdraft	(25,158)	(11,546)
Change in securities lending payable	(248,925)	(801,518)
Common stock repurchases	(8,270)	(105,767)
Excess tax benefit from stock-based compensation	1,717	9,794
Proceeds from stock option exercises and other	4,833	9,045
Net cash used in financing activities	(195,710)	(990,978)	$795,268	80.3%

Decrease in cash and cash equivalents	(518,417)	(497,553)
Cash and cash equivalents at beginning of period	1,970,423	2,040,453

Cash and cash equivalents at end of period	$1,452,006	$1,542,900

S-7

Humana Inc.
Key Income Statement Ratios and Segment Operating Results
Dollars in thousands

	Three Months Ended September 30,				Nine Months Ended September 30,
				Percentage				Percentage
	2009	2008	Difference	Change	2009	2008	Difference	Change
Benefit ratio
Government Segment	81.9%	84.1%	-2.2%		84.3%	86.8%	-2.5%
Commercial Segment	82.7%	80.2%	2.5%		79.4%	79.4%	0.0%
Consolidated	82.1%	83.1%	-1.0%		83.1%	84.9%	-1.8%

Selling, general, and administrative expense ratio (A)
Government Segment	10.2%	10.2%	0.0%		10.0%	10.1%	-0.1%
Commercial Segment	24.0%	23.0%	1.0%		23.9%	22.3%	1.6%
Consolidated	13.7%	13.7%	0.0%		13.5%	13.4%	0.1%

Investment income (loss)
Government Segment	$44,936	($6,163)	$51,099	829.1%	$132,894	$80,930	$51,964	64.2%
Commercial Segment	29,925	(10,610)	40,535	382.0%	86,851	73,077	13,774	18.8%
Consolidated	$74,861	($16,773)	$91,634	546.3%	$219,745	$154,007	$65,738	42.7%

Interest expense
Government Segment	$17,447	$6,969	$10,478	150.4%	$50,160	$18,084	$32,076	177.4%
Commercial Segment	8,812	12,379	(3,567)	-28.8%	29,445	35,470	(6,025)	-17.0%
Consolidated	$26,259	$19,348	$6,911	35.7%	$79,605	$53,554	$26,051	48.6%

Detail of pretax income (loss)
Government Segment	$474,501	$271,701	$202,800	74.6%	$1,045,277	$517,913	$527,364	101.8%
Commercial Segment	(5,153)	11,159	(16,312)	-146.2%	157,783	213,889	(56,106)	-26.2%
Consolidated	$469,348	$282,860	$186,488	65.9%	$1,203,060	$731,802	$471,258	64.4%

Detail of pretax margins
Government Segment	8.2%	5.2%	3.0%		6.0%	3.3%	2.7%
Commercial Segment	-0.3%	0.6%	-0.9%		2.7%	3.7%	-1.0%
Consolidated	6.1%	4.0%	2.1%		5.2%	3.4%	1.8%

S-8

Humana Inc.
Membership Detail
In thousands

	Ending	Average 3Q09	Ending	Year-over-year Change		Ending	Sequential Change
	September 30, 2009		September 30, 2008	Amount	Percent	June 30, 2009	Amount	Percent
Medical Membership:
Government Segment:
Medicare Advantage - HMO	591.0	589.7	502.3	88.7	17.7%	586.1	4.9	0.8%
Medicare Advantage - PPO	348.0	345.3	171.0	177.0	103.5%	338.9	9.1	2.7%
Medicare Advantage - PFFS	575.8	575.6	694.7	(118.9)	-17.1%	574.8	1.0	0.2%
Total Medicare Advantage	1,514.8	1,510.6	1,368.0	146.8	10.7%	1,499.8	15.0	1.0%
Medicare - PDP - Standard	751.8	757.8	1,495.7	(743.9)	-49.7%	771.5	(19.7)	-2.6%
Medicare - PDP - Enhanced	1,087.3	1,089.9	1,433.8	(346.5)	-24.2%	1,095.6	(8.3)	-0.8%
Medicare - PDP - Complete	121.3	122.5	159.5	(38.2)	-23.9%	124.9	(3.6)	-2.9%
Total Medicare stand-alone PDPs	1,960.4	1,970.2	3,089.0	(1,128.6)	-36.5%	1,992.0	(31.6)	-1.6%
Total Medicare	3,475.2	3,480.8	4,457.0	(981.8)	-22.0%	3,491.8	(16.6)	-0.5%
Military services insured	1,754.3	1,753.6	1,734.4	19.9	1.1%	1,753.4	0.9	0.1%
Military services ASO	1,260.8	1,256.2	1,219.5	41.3	3.4%	1,254.9	5.9	0.5%
Total military services	3,015.1	3,009.8	2,953.9	61.2	2.1%	3,008.3	6.8	0.2%
Medicaid insured	399.8	397.5	385.1	14.7	3.8%	393.6	6.2	1.6%
Medicaid ASO	-	-	177.3	(177.3)	-100.0%	-	0.0	0.0%
Total Medicaid	399.8	397.5	562.4	(162.6)	-28.9%	393.6	6.2	1.6%
Total Government Segment	6,890.1	6,888.1	7,973.3	(1,083.2)	-13.6%	6,893.7	(3.6)	-0.1%
Commercial Segment:
Fully-insured medical:
Group	1,474.1	1,477.5	1,596.0	(121.9)	-7.6%	1,499.6	(25.5)	-1.7%
Individual	358.8	355.0	316.8	42.0	13.3%	347.2	11.6	3.3%
Medicare supplement	27.8	26.9	18.4	9.4	51.1%	24.9	2.9	11.6%
Total fully-insured medical	1,860.7	1,859.4	1,931.2	(70.5)	-3.7%	1,871.7	(11.0)	-0.6%
ASO	1,566.2	1,567.3	1,622.8	(56.6)	-3.5%	1,576.2	(10.0)	-0.6%
Total Commercial Segment	3,426.9	3,426.7	3,554.0	(127.1)	-3.6%	3,447.9	(21.0)	-0.6%

Total medical membership	10,317.0	10,314.8	11,527.3	(1,210.3)	-10.5%	10,341.6	(24.6)	-0.2%

Specialty Membership
Dental - fully-insured	2,631.7	2,508.1	2,578.6	53.1	2.1%	2,446.7	185.0	7.6%
Dental - ASO	1,197.4	1,053.2	1,062.7	134.7	12.7%	980.3	217.1	22.1%
Total dental	3,829.1	3,561.3	3,641.3	187.8	5.2%	3,427.0	402.1	11.7%
Vision	2,427.3	2,415.2	2,188.9	238.4	10.9%	2,376.1	51.2	2.2%
Other supplemental benefits (B)	1,006.5	1,002.2	897.2	109.3	12.2%	987.3	19.2	1.9%
Total specialty membership	7,262.9	6,978.7	6,727.4	535.5	8.0%	6,790.4	472.5	7.0%

S-9

Humana Inc.
Premiums and Administrative Services Fees Detail
Dollars in thousands, except per member per month

					Per Member per Month (C)
	Three Months Ended September 30,				Three Months Ended September 30,
			Dollar	Percentage
	2009	2008	Change	Change	2009	2008
Premium revenues
Government Segment:
Medicare Advantage	$4,135,198	$3,497,568	$637,630	18.2%	$912	$858
Medicare stand-alone PDPs	578,142	782,855	(204,713)	-26.1%	$98	$84
Total Medicare	4,713,340	4,280,423	432,917	10.1%
Military services insured (D)	796,126	771,560	24,566	3.2%	$151	$148
Medicaid insured	162,896	152,069	10,827	7.1%	$137	$131
Total Government Segment premiums	5,672,362	5,204,052	468,310	9.0%
Commercial Segment:
Fully-insured medical (group and individual)	1,540,442	1,559,120	(18,678)	-1.2%	$276	$269
Specialty	231,318	228,397	2,921	1.3%	$12	$12
Total Commercial Segment premiums	1,771,760	1,787,517	(15,757)	-0.9%
Total premium revenues	$7,444,122	$6,991,569	$452,553	6.5%

Administrative services fees
Military services ASO (D)	$22,690	$16,581	$6,109	36.8%	$6	$5
Other government ASO	15,257	4,588	10,669	232.5%
Commercial Segment	95,785	93,232	2,553	2.7%	$12	$12
Total administrative services fees	$133,732	$114,401	$19,331	16.9%

S-10

Humana Inc.
Premiums and Administrative Services Fees Detail
Dollars in thousands, except per member per month

					Per Member per Month (C)
	Nine Months Ended September 30,				Nine Months Ended September 30,
			Dollar	Percentage
	2009	2008	Change	Change	2009	2008
Premium revenues
Government Segment:
Medicare Advantage	$12,340,786	$10,157,109	$2,183,677	21.5%	$922	$860
Medicare stand-alone PDPs	1,812,638	2,562,925	(750,287)	-29.3%	$99	$91
Total Medicare	14,153,424	12,720,034	1,433,390	11.3%
Military services insured (D)	2,591,605	2,389,195	202,410	8.5%	$165	$153
Medicaid insured	480,085	437,725	42,360	9.7%	$136	$126
Total Government Segment premiums	17,225,114	15,546,954	1,678,160	10.8%
Commercial Segment:
Fully-insured medical (group and individual)	4,643,204	4,566,632	76,572	1.7%	$274	$267
Specialty	689,625	697,336	(7,711)	-1.1%	$12	$13
Total Commercial Segment premiums	5,332,829	5,263,968	68,861	1.3%
Total premium revenues	$22,557,943	$20,810,922	$1,747,021	8.4%

Administrative services fees
Military services ASO (D)	$63,140	$51,582	$11,558	22.4%	$6	$5
Other government ASO	18,295	11,749	6,546	55.7%
Commercial Segment	286,873	276,013	10,860	3.9%	$12	$11
Total administrative services fees	$368,308	$339,344	$28,964	8.5%

S-11

Humana Inc.
Percentage of Ending Membership under Capitation Arrangements

	Government Segment					Commercial Segment
September 30, 2009	Medicare Advantage	Medicare stand-alone PDPs	Military Services	Medicaid	Total Govt. Segment	Fully-insured	ASO	Total Comm. Segment	Total Medical Membership

Capitated HMO hospital system based (E)	1.9%	-	-	-	0.4%	1.2%	-	0.7%	0.5%
Capitated HMO physician group based (E)	3.2%	-	-	29.3%	2.4%	1.5%	-	0.8%	1.9%
Risk-sharing (F)	18.8%	-	-	69.9%	8.2%	1.0%	-	0.6%	5.7%
All other membership	76.1%	100.0%	100.0%	0.8%	89.0%	96.3%	100.0%	97.9%	91.9%
Total medical membership	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

September 30, 2008

Capitated HMO hospital system based (E)	1.9%	-	-	-	0.3%	1.3%	-	0.7%	0.4%
Capitated HMO physician group based (E)	3.5%	-	-	26.3%	2.5%	1.4%	-	0.8%	1.9%
Risk-sharing (F)	20.0%	-	-	41.6%	6.4%	1.3%	-	0.7%	4.7%
All other membership	74.6%	100.0%	100.0%	32.1%	90.8%	96.0%	100.0%	97.8%	93.0%
Total medical membership	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

S-12

Humana Inc.	Fair value
Investments
Dollars in thousands
	9/30/2009		6/30/2009		12/31/2008
Investment Portfolio:
Cash & cash equivalents	$	1,452,006	$	1,585,109	$	1,970,423
Investment securities	$	5,899,385		4,583,423		4,203,538
Long-term investment securities	$	1,319,319		1,240,197		1,011,904
Total investment portfolio	$	8,670,710	$	7,408,729	$	7,185,865

Duration (G)		3.55		3.37		3.39
Average Credit Rating	AA+		AA+		AA+

Securities Lending Invested Collateral Portfolio:
Cash & cash equivalents	$	40,975	$	61,374	$	46,693
Certificates of deposit / bank notes	$	52,275		71,413		167,973
Corporate floating rate	$	24,978		48,964		55,341
Asset-backed securities	$	58,464		88,369		132,392
	$	176,692	$	270,120	$	402,399

Average Credit Rating	AA+		AA+		AA+

Investment Portfolio Detail:
Cash and cash equivalents	$	1,452,006	$	1,585,109	$	1,970,423
U.S. Government and agency obligations
U.S. Treasury and agency obligations	$	1,253,636	$	593,174	$	599,898
U.S. Government residential mortgage-backed		1,420,491		1,094,271		1,283,482
U.S. Government commercial mortgage-backed	$	27,554		25,093		14,223
Total U.S. Government and agency obligations	$	2,701,681		1,712,538		1,897,603
Tax-exempt municipal securities
Pre-refunded		416,694		481,440		694,797
Insured		575,417		570,596		452,427
Other		1,001,409		731,076		468,585
Auction rate securities		71,792		72,718		73,653
Total tax-exempt municipal securities		2,065,312		1,855,830		1,689,462
Residential mortgage-backed
Prime residential mortgages		132,043		301,836		339,665
Alt-A residential mortgages		3,895		3,977		5,939
Sub-prime residential mortgages		1,564		1,562		1,704
Total residential mortgage-backed	$	137,502		307,375		347,308
Commercial mortgage-backed		275,963		259,373		260,299
Asset-backed securities		155,234		152,469		144,370
Corporate securities
Financial services		686,256		495,981		356,816
Other		1,170,002		1,014,128		484,581
Total corporate securities		1,856,258		1,510,109		841,397
Redeemable preferred stocks		21,643		21,124		19,702
Non-redeemable preferred stocks		706		685		11,228
Common stocks		4,405		4,117		4,073
Total investment portfolio	$	8,670,710	$	7,408,729	$	7,185,865

S-13

Humana Inc.
Detail of Benefits Payable Balance and Year-to-Date Changes
Dollars in thousands

	September 30, 2009	June 30, 2009	December 31, 2008
Detail of benefits payable
IBNR and other benefits payable (H)	$2,436,947	$2,448,633	$2,216,909
Unprocessed claim inventories (I)	317,100	258,000	247,200
Processed claim inventories (J)	112,790	199,978	190,445
Payable to pharmacy benefit administrator (K)	187,771	161,200	244,228
Benefits payable, excluding military services	3,054,608	3,067,811	2,898,782

Military services IBNR (L)	313,796	300,583	248,492
Other military services benefits payable (M)	(2,923)	42,803	58,305
Military services benefits payable	310,873	343,386	306,797
Total Benefits Payable	$3,365,481	$3,411,197	$3,205,579

	Nine Months Ended	Nine Months Ended	Year Ended
	September 30, 2009	September 30, 2008	December 31, 2008
Year-to-date changes in benefits payable, excluding military services (N)

Balances at January 1	$2,898,782	$2,355,461	$2,355,461

Acquisitions	-	34,122	96,021

Incurred related to:
Current year	16,639,799	15,769,075	21,092,135
Prior years (O)	(221,887)	(230,461)	(268,027)
Total incurred	16,417,912	15,538,614	20,824,108

Paid related to:
Current year	(14,707,443)	(13,692,050)	(18,832,301)
Prior years	(1,554,643)	(1,523,293)	(1,544,507)
Total paid	(16,262,086)	(15,215,343)	(20,376,808)

Balances at end of period	$3,054,608	$2,712,854	$2,898,782

	Nine Months Ended	Nine Months Ended	Year Ended
	September 30, 2009	September 30, 2008	December 31, 2008
Summary of Consolidated Benefit Expense:
Total benefit expense incurred, per above	$16,417,912	$15,538,614	$20,824,108
Military services benefit expense	2,279,918	2,098,059	2,819,787
Future policy benefit expense (P)	50,376	30,456	64,338
Consolidated Benefit Expense	$18,748,206	$17,667,129	$23,708,233

S-14

Humana Inc.
Benefits Payable Statistics (Q)

Receipt Cycle Time (R)
	2009	2008	Change	Percentage Change
1st Quarter Average	14.8	15.1	(0.3)	-2.0%
2nd Quarter Average	14.0	15.0	(1.0)	-6.7%
3rd Quarter Average	13.7	15.2	(1.5)	-9.9%
4th Quarter Average	-	14.6	N/A	N/A
Full Year Average	14.1	15.0	(0.9)	-6.0%

Unprocessed Claims Inventories

Date	Estimated Valuation (000's)	Claim Item Counts	Number of Days on Hand
9/30/2007	$224,000	819,100	6.1
12/31/2007	$213,400	683,500	5.0
3/31/2008	$212,000	673,000	4.4
6/30/2008	$228,700	742,800	4.6
9/30/2008	$293,600	946,500	6.0
12/31/2008	$247,200	745,500	4.3
3/31/2009	$258,800	740,600	4.2
6/30/2009	$258,000	709,900	4.0
9/30/2009	$317,100	856,500	4.9

S-15

Humana Inc.
Benefits Payable Statistics (Continued) (Q)

Days in Claims Payable (S)

Quarter Ended	Days in Claims Payable (DCP)	Change Last 4 Quarters	Percentage Change	DCP Excluding Capitation	Change Last 4 Quarters	Percentage Change
9/30/2007	61.8	4.3	7.5%	70.2	5.9	9.2%
12/31/2007	60.2	3.9	6.9%	68.3	4.3	6.7%
3/31/2008	56.9	(2.4)	-4.0%	63.3	(2.7)	-4.1%
6/30/2008	57.2	(2.8)	-4.7%	63.3	(5.2)	-7.6%
9/30/2008	58.1	(3.7)	-6.0%	65.1	(5.1)	-7.3%
12/31/2008	59.4	(0.8)	-1.3%	66.5	(1.8)	-2.6%
3/31/2009	54.6	(2.3)	-4.0%	60.9	(2.4)	-3.8%
6/30/2009	56.1	(1.1)	-1.9%	61.5	(1.8)	-2.8%
9/30/2009	56.2	(1.9)	-3.3%	62.7	(2.4)	-3.7%

Year-to-Date Change in Days in Claims Payable (T)
			2009	2008
DCP - beginning of period			59.4	60.2
Components of change in DCP:
Internal versus outsourced claims processing cycle times			-	(3.2)
Change in unprocessed claims inventories			0.6	1.5
Change in processed claims inventories			(1.5)	(0.3)
Change in pharmacy payment cutoff			(1.3)	(0.2)
Impact of Cariten acquisition in 4Q08			(0.9)	-
All other			(0.1)	0.1
DCP - end of period			56.2	58.1

S-16

Humana Inc.
Footnotes to Statistical Schedules and Supplementary Information
3Q09 Earnings Release

(A)	The selling, general and administrative (SG&A) expense ratio is defined as SG&A expenses as a percent of premiums, administrative services fees and other revenue.
(B)	Other supplemental benefits include life, disability, and fixed benefit products including cancer and critical illness policies.
(C)	Computed based on average membership for the period (i.e., monthly ending membership during the period divided by the number of months in the period).
(D)	Military services revenues are generally not contracted on a per-member basis.
(E)	In a limited number of circumstances, the company contracts with hospitals and physicians to accept financial risk for a defined set of HMO membership. In transferring this risk, the company prepays these providers a monthly fixed-fee per member to coordinate substantially all of the medical care for their capitated HMO membership, including some health benefit administrative functions and claims processing. For these capitated HMO arrangements, the company generally agrees to reimbursement rates that target a benefit expense ratio. Providers participating in hospital-based capitated HMO arrangements generally receive a monthly payment for all of the services within their system for their HMO membership. Providers participating in physician-based capitated HMO arrangements generally have subcontracted specialist physicians and are responsible for reimbursing such physicians and hospitals for services rendered to their HMO membership.
(F)	In some circumstances, the company contracts with physicians under risk-sharing arrangements whereby physicians have assumed some level of risk for all or a portion of the benefit expenses of their HMO membership. Although these arrangements do include capitation payments for services rendered, the company processes substantially all of the claims under these arrangements.
(G)	Duration is the time-weighted average of the present value of the bond portfolio cash flow.
(H)	IBNR represents an estimate of benefit expenses payable for claims incurred but not reported (IBNR) at the balance sheet date. The level of IBNR is primarily impacted by membership levels, benefit claim trends and the receipt cycle time, which represents the length of time between when a claim is initially incurred and when the claim form is received (i.e. a shorter time span results in lower reserves for claims IBNR). Other benefits payable includes amounts payable to providers under capitation arrangements.
(I)	Unprocessed claim inventories represent the estimated valuation of claims received but not yet fully processed.
(J)	Processed claim inventories represent the estimated valuation of processed claims that are in the post-claim-adjudication process, which consists of administrative functions such as audit and check batching and handling.
(K)	The balance due to the company's pharmacy benefit administrator fluctuates as a result of the number of business days in the last payment cycle of the month. Payment cycles are every 10 days (10th & 20th of month) and the last day of the month.
(L)	Military services IBNR primarily fluctuates due to benefit expense inflation and changes in the utilization of benefits. Amount includes unprocessed inventories as an independent third party administrator processes all military services benefit claims on the company's behalf.
(M)	Other military benefits payable may include liabilities to subcontractors and/or risk share payables to the Department of Defense. The level of these balances may fluctuate from period to period due to the timing of payment (cutoff) and whether or not the balances are payables or receivables (receivables from the Department of Defense are classified as receivables in the company's balance sheet).
(N)	The table excludes activity associated with military services benefits payable, because the federal government bears a substantial portion of the risk associated with financing the cost of health benefits. More specifically, the risk-sharing provisions of the military services contracts with the federal government and with subcontractors effectively limit profits and losses when actual claim experience varies from the targeted claim amount negotiated annually. As a result of these contract provisions, the impact of changes in estimates for prior year military services benefits payable are substantially offset by the associated changes in estimates of revenue from health care services reimbursements. As such, any impact on the company's results of operations is reduced substantially, whether positive or negative.
(O)	Amounts incurred related to prior years vary from previously estimated liabilities as the claims ultimately are settled. Negative amounts reported for incurred related to prior years result from claims being ultimately settled for amounts less than originally estimated (favorable development). There were no changes in the approach used to determine the company's estimate of claim reserves during the quarter.
(P)	Future policy benefit expense has a related liability classified as a long-term liability on the balance sheet.
(Q)	Benefits reserves statistics represents fully-insured medical claims data and excludes military services claims data and specialty benefits.
(R)	The receipt cycle time measures the average length of time between when a claim was initially incurred and when the claim form was received. Receipt cycle time data for the company's largest claim processing platforms represent approximately 95% of the company's fully-insured claims volume. Pharmacy and specialty claims, including dental, vision and other supplemental benefits, are excluded from this measurement.
(S)	A common metric for monitoring benefits payable levels relative to the benefit expense is days in claims payable, or DCP, which represents the benefits payable at the end of the period divided by average benefit expenses per day in the quarterly period. Since the company has some providers under capitation payment arrangements (which do not require a benefits payable IBNR reserve), the company has also summarized this metric excluding capitation expense. In addition, this calculation excludes the impact of the company's military services and stand-alone PDP business.
(T)	DCP fluctuates due to a number of issues, the more significant of which are detailed in this rollforward. Growth in certain product lines can also impact DCP for the quarter since a provision for claims would not have been recorded for members that had not yet enrolled earlier in the quarter, yet those members would have a provision and corresponding reserve recorded upon enrollment later in the quarter. This analysis excludes the impact of military services and Medicare stand-alone PDPs upon DCP.

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CONTACT:
Humana Inc.
Investor Relations:
Regina Nethery, 502-580-3644
Rnethery@humana.com
or
Corporate Communications:
Tom Noland, 502-580-3674
Tnoland@humana.com